VOTING TRUST AGREEMENT



       THIS VOTING TRUST AGREEMENT (the "Agreement") is entered into as of June 21, 1996, by and among COSMETIC SCIENCES, INC., a New York corporation (the "Company"), COSS HOLDING CORP., a New York corporation (the "Shareholder"), a shareholder of the Company, ARBOR HOME HEALTHCARE HOLDING, LLC, a New
York limited liability company ("Arbor Health"), and GARY MELIUS, as Voting Trustee (together with any successors or assigns, the "Voting Trustee").


                                    W I T N E S S E T H:


       WHEREAS, the Shareholder is the owner of 12,749,658 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), all of which are to be deposited in trust with the Voting Trustee under this Agreement; and

       WHEREAS, the Shareholder has agreed, pursuant to that certain Amended and Restated Option Agreement dated October 31, 1995 (the "Option Agreement"), to place the Shares in trust, to grant Arbor Health the right to determine the manner in which the Shares in trust shall be voted and to otherwise require that a transfer of such Shares shall be made only as permitted in the Option Agreement, which, in certain circumstances, requires that Shares sold or transferred remain subject to this Agreement notwithstanding such sale or transfer; and

       WHEREAS, in order to secure continuity and stability of the Company's policies and management and in accordance with the terms of the Option Agreement, the Shareholder desires to confer the right to vote the Shares to the Voting Trustee in accordance with the terms and conditions set forth herein and to otherwise restrict the transfer of the Shares of the Company as set forth herein; and

       WHEREAS, the Company has agreed that it will not permit any transfer of the Shares or voting trust certificates therefor in violation of the terms hereof; and

       WHEREAS, the Voting Trustee has consented to act under this Agreement for the purposes and upon the terms and conditions herein stated.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

       1.     Creation of Voting Trust.

              1.1. Deposit of Shares. The Shareholder hereby assigns and transfers, and agrees to assign and transfer, to the Voting Trustee 12,749,658 Shares of Common Stock, being all of the shares of the Company's Common Stock currently owned by the Shareholder. Simultaneously with the execution hereof, the Shareholder hereby deposits with the Voting Trustee the certificates for such Shares, duly endorsed in blank, or accompanied by a proper instrument of assignment duly executed in blank, together with any requisite transfer tax stamps attached thereto or an amount sufficient to pay all federal, state and local taxes or other governmental charges, if any, then payable in respect of such deposit or transfer, receipt of all of which is hereby acknowledged. The Shareholder represents and warrants to Arbor Health and the Trustee that it owns all right, title and interest in the Shares free of any liens, claims or encumbrances, except as specified in the Option Agreement and herein. As used hereinafter in this Agreement, "Shares" shall include any other or additional shares of Common Stock or other securities delivered to and held by the Trustee pursuant to the provisions of this Agreement.

              1.2. Delivery of Voting Trust Certificates. Upon receipt by the Voting Trustee of the certificates for any Shares, the Voting Trustee shall hold such shares subject to the terms and conditions of this Agreement and shall deliver or cause to be delivered to the Shareholder voting trust certificates ("Voting Trust Certificates") representing the Shares so deposited by the Shareholder, in the form provided for in Section 2.1 hereof.

              1.3. Issue of Stock Certificates to Voting Trustee. All certificates for Shares transferred and delivered to the Voting Trustee pursuant to this Agreement shall be surrendered by the Voting Trustee to the Company and cancelled, and new certificates therefor, fully paid and non-assessable, shall be issued by the Company to and in the name of the Voting Trustee. Such new certificates and any other certificates for Shares issued by the Company to the Voting Trustee pursuant to Section 2.2 hereof shall be endorsed by the Company with a legend to the effect that they are issued by the Company pursuant to this Agreement and a similar notation shall appear in the appropriate place in the transfer books of the Company.

              1.4. Acceptance of Trust. The Shareholder appoints Gary Melius, as Voting Trustee, and Arbor Health hereby accepts such appointment. The Voting Trustee accepts the voting trust created hereby (the "Voting Trust") in accordance with all of the terms and conditions contained in this Agreement.

              1.5 Irrevocable Proxy. Until the actual delivery to the Voting Trustee of the certificates for the Shares registered in the name of the Voting Trustee, the Shareholder hereby grants an Irrevocable Proxy (the "Proxy") to the Voting Trustee. Subject to Arbor Health's direction as provided in paragraph 4.1, the Voting Trustee shall have the right to vote the Shares pursuant to the Proxy. The Shareholder also agrees to take such other action and to execute such other documents as may be necessary to effectuate the purpose and intent of this Agreement. The Proxy is coupled with the interest of Arbor Health represented by the provisions of the Option Agreement and this Agreement in Arbor Health's favor as to the voting of the Shares, and accordingly may not be revoked, but shall expire upon delivery to the Voting Trustee of the certificates for the Shares as aforesaid.

       2.     Voting Trust Certificates.

              2.1. Form; Legend. The Voting Trust Certificates to be issued and delivered by the Voting Trustee under this Agreement in respect of any Shares shall be substantially in the form of Exhibit A attached hereto, with such changes therein consistent with the provisions of this Agreement as the Voting Trustee, the Shareholder and Arbor Health may from time to time deem appropriate. Each Voting Trust Certificate shall have the following legend stamped, typed or otherwise legibly placed on the face side thereof:

       The shares represented by this Certificate are subject to various restrictions on transferability set forth in that certain Amended and Restated Option Agreement dated October 31, 1995 by and among Cosmetic Sciences, Inc. (the "Company"),
       Coss Holding Corp., various shareholders of Coss Holding Corp. and Arbor Home HealthCare Holding, LLC. This voting trust certificate and the shares of the Company represented hereby are also subject to a Voting Trust Agreement dated as of June __, 1996, as the same may be amended or supplemented from time to time, by and among the Company, Coss Holding Corp., Arbor Home Health Care Holding, LLC, and the Voting Trustee named therein.

              2.2.   Transfer; Registered Holders; Transfer Books.
(a) Subject to Section 2.3 below, the Voting Trust Certificates shall be transferable only on the books of the Voting Trustee upon surrender of such Voting Trust Certificates (duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank), by the registered holder in person or by such holder's duly authorized attorney. Upon the surrender of any Voting Trust Certificates for transfer, the Voting Trustee shall cancel such Voting Trust Certificates and issue to the transferee new Voting Trust Certificates in the same form and representing the same number of shares of Common Stock as the Voting Trust Certificates presented for cancellation.

              (b) The Shareholder represents and warrants that he is acquiring the Voting Trust Certificates for investment purposes and not with a view to their resale or distribution. The Voting Trustee shall not be required to transfer any Voting Trust Certificate unless it shall receive an opinion of counsel satisfactory to it that no violation of United States federal or state securities laws would result from the transfer.

              (c) The Voting Trustee may treat the registered holder of each Voting Trust Certificate as the absolute owner thereof for all purposes whatsoever, and accordingly shall not be required to recognize any legal, equitable or other claim or interest in such Voting Trust

Certificate on the part of any other person, whether or not it shall have express or other notice thereof.

              2.3    Restrictions on Transfer.     As provided in Paragraph 1(b)
of the Option Agreement ("Paragraph 1(b)"), the Voting Trust Certificates, as well as the Shares held by the Voting Trustee, may not be sold, assigned, transferred, pledged or encumbered (collectively a "Transfer") except in accordance with the terms of Paragraph 1(b), which terms, inter alia, require the consent of Arbor Health to the Transfer, except under certain circumstances specified therein. In order to effect a Transfer, the Shareholder shall deliver a written request for approval of the Transfer (a "Request") to the Voting Trustee, with a copy transmitted at the same time to Arbor Health. The Request shall (i) set forth the number of Shares to be Transferred, (ii) the nature and terms of the Transfer, (iii) the particular provisions of Paragraph 1(b) pursuant to which the Transfer is being made, and (iv) whether pursuant to paragraph 1(b)the Transferee is required to be bound by the Voting Trust. In the event that the Voting Trustee shall receive from Arbor Health, within a period of thirty (30) days after Arbor Health's receipt of the Request, the written authorization of Arbor Health to proceed to effect the Transfer on the specific terms and conditions set forth in the Request, then the Voting Trustee will proceed promptly to effect such Transfer, as provided below. If such authorization by Arbor Health is not received within the specified period, then the Voting Trustee shall not effect the Transfer, and shall continue to hold the applicable Voting
Trust Certificates and the Shares pursuant to this Agreement until it has received either (a) written instructions signed jointly by the Shareholder and Arbor Health, or (b) an order of a court of competent jurisdiction which is final and not subject to further judicial review. Notwithstanding the foregoing, it is explicitly understood and agreed that under no circumstances will Arbor Health refuse to consent to a Transfer which is authorized under
Section 1(b) of the Option Agreement. Arbor Health will indemnify the Shareholder for any damages it suffers resulting from Arbor Health's refusal to consent to a Transfer which is authorized under paragraph 1(b) of the Option Agreement.

                     If a Transfer is to be effected as provided above, free of the Voting Trust, then the Voting Trustee, upon receipt of the Voting Trust Certificate for the Shares being Transferred, duly endorsed for transfer or with a proper instrument of assignment duly executed in blank, will deliver the certificate or certificates for the Shares being Transferred to the transfer agent of the Company (or if there shall be no transfer agent, to the Company), with express written instructions to deliver the Shares in accordance with the approved Request, or the joint instructions or final court order specified above, and will cancel the Voting Trust Certificate for such Shares. If a Transfer is to be effected as provided above, and the terms of this Voting Trust Agreement and Paragraph 1(b) shall continue to be applicable to said Shares, then the Voting Trustee, upon receipt of the Voting Trust Certificate being Transferred, shall issue new Voting Trust Certificates to the Transferee of the Shares being transferred and will cancel the prior
Voting Certificate; and all of the rights and obligations provided for in this Agreement pertaining to the Shareholder prior to the Transfer shall remain in effect as to, and be binding upon, the Transferee.

                     In the event at any time the Voting Trustee shall hold a Voting Trust Certificate or Share certificate to be Transferred as provided above which is in a denomination greater than the number of Shares being Transferred, the Voting Trustee shall make delivery of the applicable certificate, to the transfer agent or other party entitled thereto, only upon receipt by the voting Trustee of a new certificate issued by the Company for the number of Shares not being Transferred, which shall then be held by the Voting Trustee pursuant to the terms of this Agreement.

       3.     Dividends etc.

              3.1. Cash Dividends. The Voting Trustee shall receive and hold, subject to the terms of this Agreement, any dividends or distributions declared and paid on the Shares deposited hereunder in cash or property other than Voting Securities (defined below), and shall immediately distribute all such dividends or distributions to holders of Voting Trust Certificates in proportion to their respective interests therein as shown on the records of the Voting Trustee, such distribution to be equivalent to the dividends or distributions which each respective holder would have been entitled to receive had its Shares not been deposited hereunder and such dividends or distributions had been paid directly to such holder.

              3.2.   Money Need Not Be Segregated.      No monies received by
the Voting Trustee need be segregated in any manner except to the extent required by law and the Voting
Trustee shall not be liable for any interest thereon.

              3.3. Stock Dividends. The Voting Trustee shall receive and hold, subject to the terms of this Agreement, any voting securities (or securities convertible or exercisable for such voting securities) of the Company ("Voting Securities") issued by reason of any capital reorganization, stock split, combination, stock dividend or the like and, in the case of such Voting Securities, shall issue and deliver Voting Trust Certificates therefor to the holders of the Voting Trust Certificates in proportion to their respective interests therein as shown on the books of the Voting Trustee.

              3.4. Dissolution. In the event of the dissolution or liquidation of the Company during the term of this Agreement in such manner as to entitle the holders of shares of Common Stock to liquidating dividends in respect thereof, the Voting Trustee shall cause all such liquidating dividends in respect of Shares received by it pursuant to this Agreement to be distributed directly to the Shareholders depositing shares hereunder in proportion to their respective interests therein as shown on the records of the Voting Trustee.

              3.5. Merger, Etc. Upon any merger, consolidation, reorganization or dissolution of the Company, or the sale of all or substantially all of the assets of the Company, pursuant to which shares of capital stock or other voting securities of another corporation (collectively, the "Securities") are to be issued in payment of, or in exchange for, Shares, the Securities shall automatically become subject to the terms of this Agreement and shall be held by the Voting Trustee hereunder in the same manner and as nearly as possible upon the same terms as the Shares, the Voting Trustee shall transfer all Shares held in trust hereunder in exchange for the Securities of such other corporation, and in such event the Voting Trustee shall issue to each holder new Voting Trust Certificates representing the appropriate number of Securities of such other corporation and each holder agrees to surrender to the Voting Trustee its original Voting
Trust Certificates to implement same.

       4.     The Voting Trustee; Voting.

              4.1. Voting of Shares. At all times prior to the termination of this Agreement, the Voting Trustee shall be bound by the direction of Arbor Health as to the exercise of any voting rights with respect to the Shares held in trust hereunder, including without limitation, the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting of the Company's shareholders or as to which the consent of the Company's shareholders may be required or solicited. Without limiting such general right, it is understood and agreed that such action, resolution, consent or vote may include, without limitation (upon terms satisfactory to Arbor Health, which may then direct the Voting Trustee to act as provided in
Section 4.2), mortgaging, creating a security interest in, and pledging of all or any part of the Company's property, the lease or sale of all or any part of its property, for cash, securities, or other property, the dissolution of the Company, or its consolidation, merger, reorganization or recapitalization. No holder of Voting Trust Certificates or any person other than the Voting Trustee shall in such capacity have any rights or powers to exercise voting rights as to the Shares or to give consents with respect to or otherwise take part in any corporate action.
The Voting Trustee may vote the Shares as provided herein by means of a proxy granted to Arbor Health.

              4.2. Voting Trustee; Freedom From Shareholder Control. In voting the Shares in connection with all matters, the Voting Trustee shall be free of any control by the Shareholder, and shall in all instances follow the written directions of Arbor Health in connection with any proposed vote of the Company's shareholders. In the event the Voting Trustee does not receive adequate written directions from Arbor Health, the Voting Trustee shall not (i) cast any vote or grant any consent or (ii) attend any meeting or otherwise take any action that would cause a quorum to be present at any meeting of the shareholders of the Company.

              4.3. Trustee May Rely. The Voting Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably and in good faith believed by it to be genuine and signed by the proper party or parties thereto. The Voting Trustee may accept a copy of a resolution of the board of directors of any corporate party, certified by the secretary, an assistant secretary or any other officer of the said party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been adopted by said board and is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Voting Trustee may for all purposes hereof rely on a certificate, signed by or on behalf of the party executing such certificate, as to such fact or matter, and such certificate shall constitute full protection of the Voting Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Voting Trust, the Voting Trustee may seek advice of counsel, accountants and other skilled persons to be selected and employed by it, and the Voting Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the actions, advice or opinion of any such counsel, agents, accountants or other skilled persons.
The Voting Trustee may rely upon any order, judgment, certification, demand or other writing delivered to the Voting Trustee without being required to determine the propriety or validity of the service thereof or the jurisdiction of any court.

              4.4. Voting Trustee Acts as Trustee. In accepting the Voting Trust, the Voting Trustee act solely as trustee hereunder and not in any individual capacity, and all persons having any claim against the Voting Trustee by reason of the transactions contemplated hereby shall not have any recourse to the Voting Trustee in its individual capacity, except in the case of gross negligence or willful misconduct of the Voting Trustee provided that the Voting Trustee will be liable to Arbor Health and/or the Shareholder for any action or inaction which is inconsistent with its obligations hereunder to Arbor Health and/or the Shareholder or which is contrary to Arbor Health's written direction as provided in this Agreement.

              4.5. Fees and Expenses of the Trustee. The Voting Trustee shall be entitled to payment of (i) fees for its services hereunder at rates which have been set forth in a separate written agreement among the Voting Trustee, the Company and the Shareholder or, in the event the Voting
Trustee shall be an attorney, at its normal rates from time to time prevailing for legal services rendered, and (ii) reimbursements of its costs, expenses and disbursements in performance of its functions hereunder. Such fees and disbursements shall be paid by the Company, and such payment is hereby guaranteed by the Shareholder. No provision of this Agreement shall be deemed to impose any duty on the Voting Trustee to take any action if the Voting Trustee shall have been advised by counsel that such action would expose it to personal liability, is contrary to the terms hereof or is contrary to law.

              4.6 Resignation of Trustee; Appointment of Successor. The Voting Trustee may at any time resign from its position upon 60 days written notice to all parties. In such event or in the event of the death or inability of the Voting Trustee to act, the procedure for appointment of the Voting Trust set forth in Paragraph 1(b) shall be adhered to for the purpose of appointing a successor Trustee. If a successor Trustee shall not be appointed within such 60-day period, the Voting Trustee shall deposit all of the Trust properties then held by the Voting Trustee in the Supreme Court of the State of New York, County of Nassau, and it shall thereby be discharged of its duties and responsibilities hereunder.
The Voting Trustee may be replaced upon the written direction of Arbor Health and the Shareholder. Any successor Trustee appointed as provided herein shall be empowered to have any Shares previously registered in the name of the prior Voting Trustee transferred to and registered in the name of such successor Voting Trustee.

              4.7 Indemnification. Arbor Health and the Shareholder hereby agree to save harmless, defend and indemnify the Voting Trustee against any and all losses, judgments, liabilities, claims, costs, damages, attorneys' fees, expenses, obligations, taxes, assessments, actions, suits or charges made against the Voting Trustee or which it may incur or sustain in carrying out its responsibilities hereunder, otherwise than as a result of its gross negligence or willful misconduct, or as otherwise set forth in
Section 4.4.

       5. Holders of Voting Trust Certificates Bound; Waiver of Claims Against Voting Trustee.

              5.1 Assent of Registered Holders. Every registered holder of a Voting Trust Certificate, and every bearer of a Voting Trust Certificate properly endorsed in blank or properly assigned by the acceptance or holding thereof shall be deemed conclusively for all purposes to have assented to this Agreement and to all of its terms, conditions and provisions and shall be bound thereby with the same force and effect as if such holder or bearer had executed this Agreement.

              5.2 Obligations of the Company. The Company agrees, and shall instruct its transfer agent accordingly, to prevent the Transfer of Shares or Voting Trust Certificates in any manner which is prohibited by or inconsistent with the terms hereof.

       6.     Termination.

              6.1. Termination Date. The voting trust created by this Agreement shall terminate (a) without any notice or other action of the Voting Trustee on June __, 2006, unless extended as provided by law, or
(b) on the earliest to occur of the following: (i) on such date as there are no Shares or Voting Trust Certificates subject to the terms of this Agreement;
(ii) on the date specified in Section 6.2, (iii) on the date specified in a written termination notice executed by the Shareholder,and Arbor Health, or
(iv) on such other date as it shall be terminated under the provisions of the Option Agreement.

              6.2 Termination as of May 1, 1997. Unless otherwise terminated sooner pursuant to the terms hereof, this Voting Trust shall be terminated by the Voting Trustee on or after May 1, 1997, pursuant to Paragraph 1(b), in the event that (i) the Voting Trustee and Arbor Health shall have received a written notice from the Shareholder (the "Shareholder's Notice"), which shall state that (a) Arbor Health has not exercised the Second Option (as defined in the Option Agreement) as of May 1, 1997, (b) on May 1, 1997, the difference between the Shareholder's ownership percentage of the outstanding capital stock of the Company and Arbor Health's ownership percentage (including stock represented by Voting Trust Certificates) is more than 10% (as more fully described in Paragraph 1(b)), and
(c) as a result, the Voting Trust shall terminate forthwith as provided in Paragraph 1(b), and (ii) the Voting Trustee shall not have received from Arbor Health, within ten (10) days after receipt of the Shareholder's Notice, a written notice which shall state that
(a) Arbor Health disputes the conclusions reached in the Shareholder's
Notice, and (b) the Voting Trust shall not be terminated as provided in the Shareholder's Notice. In the event the Voting

Trustee shall have received such written notice from Arbor Health within such 10-day period, it shall continue the Voting Trust in force until it has received either (x) written instructions signed jointly by the Shareholder and Arbor Health, or (y) an order of a court of competent jurisdiction which is final and not subject to further judicial review. Arbor Health will not attempt to impede the termination of the Voting Trust unless termination is not authorized under this Agreement under the circumstances then existing and shall indemnify the Shareholder for any damages it suffers as a result of Arbor Health's failure to honor this obligation.

              6.3. Exchange of Shares and Voting Trust Certificates. Upon termination of this Agreement, the Voting Trustee, in exchange for or upon surrender of any Voting Trust Certificates then outstanding, shall deliver to the holders of Voting Trust Certificates certificates endorsed in blank for Shares representing the same number of Shares as are represented by such Voting Trust Certificates and thereupon all liability of the Voting Trustee for delivery of Shares shall terminate.

       7. Notices. All notices in connection with this Agreement shall be in writing and shall be given by registered mail, overnight courier, personal delivery, cable, telex or telefax, addressed as follows:

              If to Voting Trustee:       Gary Melius
                                          One Old Country Road
                                          Suite 335
                                          Carle Place, New York  11514

              With copies to:             Meltzer, Lippe, Goldstein, Wolf &
                                            Schlissel, P.C.
                                          190 Willis Avenue
                                          Mineola, New York  11501
                                          Attention:  Allan Grauberd, Esq.

              and:                        Certilman, Balin, Adler & Hyman, LLP
                                          90 Merrick Avenue
                                          East Meadow, New York  11554
                                        Attention:  Steven J. Kuperschmid, Esq.

              If to Arbor Health:         Arbor Home Health Care Holding, LLC
                                          333 Earle Ovington Blvd.
                                          Uniondale, New York  11553
                                          Attention:  Joe Heller

              With copies to:             Meltzer, Lippe, Goldstein, Wolf &
                                            Schlissel, P.C.
                                          190 Willis Avenue
                                          Mineola, New York  11501
                                          Attention:  Allan Grauberd, Esq.

              If to the Shareholder:      Coss Holding, Corp.
                                          One Old Country Road
                                          Suite 335
                                          Carle Place, New York  11514


              With copies to:             Certilman, Balin, Adler & Hyman, LLP
                                          90 Merrick Avenue
                                          East Meadow, New York  11554
                                        Attention:  Steven J. Kuperschmid, Esq.

              If to the Company:          Cosmetic Sciences, Inc.
                                          One Old Country Road
                                          Suite 335
                                          Carle Place, New York  11514

              With copies to:             Certilman, Balin, Adler & Hyman, LLP
                                          90 Merrick Avenue
                                          East Meadow, New York  11554
                                        Attention:  Steven J. Kuperschmid, Esq.

              and:                        Meltzer, Lippe, Goldstein, Wolf &
                                            Schlissel, P.C.
                                          190 Willis Avenue
                                          Mineola, New York  11501
                                          Attention:  Allan Grauberd, Esq.


or, as to any party, to such other address as such party shall from time to time designate by written notice to the other parties. The effective date of any notice given in connection with this Agreement shall be the date on which it is received by the addressee.

       8. Miscellaneous. The terms of this Agreement shall be binding upon and inure to the benefit of and shall be enforceable by Shareholder, Arbor Health and the Voting Trustee and their respective successors and assigns. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof. In case any provision of this Agreement shall be held to be invalid or unenforceable in whole or in part, neither the validity nor the enforceability of the remainder of this Agreement shall in any way be affected. This Agreement shall not be amended except with the prior written consent of each of the Voting Trustee, the Shareholder and Arbor Health. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Copies of this Agreement and of every agreement amending or supplementing this Agreement shall be kept by the Voting Trustee, and by the Company on file in its offices designated in Section 7, each of which shall be open to inspection in accordance with the requirements of law.

       9. Consent to Jurisdiction; Waiver of Immunities. The Voting Trustee, Arbor Health, the Company and the Shareholder hereby irrevocably submit to the exclusive jurisdiction of the Courts of the State of New York, in Nassau County, or the United States Federal Courts sitting therein, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement. The Voting Trustee, Arbor Health, the Company and the
Shareholder irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Voting Trustee, Arbor Health, the Company and the Shareholder by registered or certified mail at their respective addresses designated in
Section 7. In addition, the Shareholder, Arbor Health, the Company and the Voting Trustee hereby irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in the Courts of the State of New
York, in Nassau County, or the United States Federal Courts sitting therein, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. The Shareholder, Arbor Health, the Company and the Voting Trustee agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

       10. Counterparts. This Voting Trust Agreement may be executed in counterparts, each of which may be deemed to be an original instrument but all of which together shall constitute but one instrument and only one set of rights and obligations shall arise therefrom and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

       11. Due Authority. Each of the parties represents and warrants that the execution and delivery of this Agreement, as well as the performance of the transactions contemplated hereby, have been duly authorized by each of the parties and that each of them has full requisite power and authority to execute and deliver the Agreement and perform the transactions contemplated hereby; further, each party represents and warrants that the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, will not violate any agreement, instrument or court order by which any of the parties or their assets are bound or result in the creation or imposition of any material lien, claim or encumbrance.

       IN WITNESS WHEREOF, the parties have caused this Voting Trust Agreement to be executed as of the date first above written.


                                          Arbor Home Healthcare Holding, LLC

                                          By:/s/ Joseph Heller
                                                 Joseph Heller

                                          Coss Holding Corp.

                                          By:/s/Pamela M. Robb
                                                 Pamela M. Robb

                                          Cosmetic Sciences, Inc.

                                          By:/s/Mary Ann Page
                                                 Mary Ann Page

                                          /s/ Gary Melius
                                          Gary Melius, as Voting Trustee

STATE OF NEW YORK  )
                               ss:
COUNTY OF NASSAU   )

              On this, the 21 day of June, 1996, before me, before me personally came Joseph Heller,to me known, who, being by me duly sworn, did depose and say that he resides at 600-4-3B Pine Hollow Road, E. Norwich, NY 11731; that he is the Vice President of Arbor Home Healthcare Holding, LLC, the New York limited liability company described in and which executed the foregoing instrument; that he knows the seal of said limited liability company; that the seal affixed to said instrument is such seal; that it was so affixed by order of the board of directors of said limited liability company and that he signed his name thereto by like order.

                                                 /s/ Walter Horn
(NOTARIAL)                                       Notary Public

STATE OF NEW YORK  )
                               ss:
COUNTY OF NASSAU   )

              On this, the 10th day of June, 1996, before me, before me personally came Pamela M. Robb, to me known, who, being by me duly sworn, did depose and say that she resides at Old Brookvile, NY; that she is the President of Coss Holding Corp., the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said and that she signed her name thereto by like order.

                                                 /s/ Elise M. Olson
                                                 Notary Public
(NOTARIAL)

STATE OF NEW YORK  )
                               ss:
COUNTY OF NASSAU   )

              On this, the 12th day of June, 1996, before me, before me personally came Mary Ann Page, to me known, who, being by me duly sworn, did depose and say that she resides at 4223 Marathon Parkway, Little Neck, NY; that she is the Vice-President of Cosmetic Sciences, Inc., the corporation described in and which executed the foregoing instrument;
that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said and that she signed her name thereto by like order.

                                                 /s/ Richard S. Lane
                                                 Notary Public
(NOTARIAL)


STATE OF NEW YORK  )
                               ss:
COUNTY OF NASSAU   )

              On this, the 10th day of June, 1996, before me, before me personally came Gary Melius, to me known, who, being by me duly sworn, did depose and say that he resides at 174 Hegmans Lane, Old Brookville, NY 11545; that he is the Voting Trustee described in and who executed the foregoing instrument.


                                                 /s/ Richard S. Lane
                                                 Notary Public
(NOTARIAL)

                                             EXHIBIT A
                                                to
                                      VOTING TRUST AGREEMENT



              The shares represented by this Certificate are subject to various restrictions on transferability set forth in that certain Amended and Restated Option Agreement dated October 31, 1995, as the same may be amended or supplemented from time to time, by and among Cosmetic Sciences, Inc., a New York corporation (the "Company"), Coss Holding Corp., various shareholders of Coss Holding Corp. and Arbor Home Healthcare Holding, LLC.
This Voting Trust Certificate and the shares of stock of the Company represented hereby, are also subject to a Voting Agreement dated as of June __, 1996, as the same may be amended or supplemented from time to time, by and among the Company, Coss Holding Corp., Arbor Home Healthcare
 Holding, LLC and the Voting Trustee named therein.


                                      COSMETIC SCIENCES, INC.

No. 1                                                              ___ Shares


                                     VOTING TRUST CERTIFICATE



THIS IS TO CERTIFY THAT:

              1. This Certificate is issued pursuant to, and the rights of the holder hereof are subject to, the terms and conditions of a Voting Trust Agreement, dated as of June ___, 1996, as the same may be amended or supplemented from time to time (the "Voting Trust Agreement"), by and among COSS HOLDING CORP. (the "Shareholder"), COSMETIC SCIENCES, INC.,
(the "Company"), ARBOR HOME HEALTH CARE HOLDING, LLC, ("Arbor Health") and _____________________, as voting trustee (the "Voting Trustee"). Copies of the Voting Trust Agreement are kept on file by the Voting Trustee and by the Company in its office at One Old Country Road, Suite 335, Carle Place, New York 11514, and are open to inspection in accordance with the requirements of law.

              2. By delivery of this certificate, the holder hereof and every transferee agree to be bound by the terms of this Certificate and the Voting Trust Agreement, including the restrictions on transfer provided therein.

              3. On June __, 2006, or such later date to which the Voting Trust Agreement may be extended, or upon the earlier termination of the Voting Trust Agreement as provided therein, the holder shall be entitled to receive a certificate or certificates endorsed in blank, for an aggregate of ___ shares of the Company's common stock, $.01 par value (the "Common Stock"), and in the meantime from time to time to receive payment of cash dividends, if any, collected by or for the account of the Voting Trustee upon a like number of such shares standing in its name. If the Voting Trustee shall receive any certificates for shares of Common Stock issued by way of dividend upon or in exchange for the certificates for shares represented by this Certificate, the Voting Trustee shall hold such certificates in accordance with the terms of the Voting Trust Agreement and shall issue Voting Trust Certificates therefor.

              4. Until the retransfer to the holder hereof of certificates for the shares of Common Stock represented by this Certificate, the Voting
Trustee shall possess and be entitled in its discretion to exercise all rights and powers to vote such shares as provided in the Voting Trust Agreement, and to give consents with respect to any lawful corporate action, and no holder of this Certificate shall in such capacity have any rights or powers to vote such shares or to give consents with respect to or otherwise take part in any corporate action;
provided, further, that all such rights and powers to vote such shares and give consents with respect to actions are subject to the limitations and restrictions on the Voting Trustee which are specified in the Voting Trust Agreement.

              5. This Certificate is transferable only on the books of the Voting Trustee to be kept by it or its agents upon surrender hereof (duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank) by the registered holder in person or by such holder's duly authorized attorney. Until this Certificate is transferred as set forth above, the Voting Trustee may treat the registered holder hereof as the absolute owner hereof for all purposes whatsoever.

              6. This Certificate is not valid unless signed by the Voting Trustee.

              IN WITNESS WHEREOF, the undersigned Voting Trustee has signed this Certificate as of this _____ day of June, 1996.


                                                 [Name of Voting Trustee:]


                                                 By:_______________________
                                                    Name:
                                                    Title: